As filed with the Securities and Exchange Commission on November 3, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-0816972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Centerpointe Drive, Suite 200

Lake Oswego, OR 97035

(503) 684-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin R. Baker

General Counsel

The Greenbrier Companies, Inc.

One Centerpointe Drive, Suite 200

Lake Oswego, OR 97035

(503) 684-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen D. Cooke, Esq.

Paul Hastings LLP

695 Town Center Drive, 17th Floor

Costa Mesa, CA 92626

Tel: (714) 668-6200

Fax: (714) 979-1921

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)(2)(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(3)
Common stock, without par value per share
Preferred stock, without par value per share
Debt securities
Guarantees(4)
Warrants
Rights
Purchase Contracts
Units

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	Such indeterminate number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon exercise, exchange or conversion of other securities registered hereby. Securities registered hereunder may be sold separately or together as units with other securities registered hereunder.
(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act.
(4)	No separate consideration will be received for any guarantee of debt securities; accordingly, pursuant to Rule 457(n) under the Securities Act, no separate filing fee with respect to the guarantees of debt securities will be payable.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Rights

Purchase Contracts

Units

We may from time to time offer and sell, in one or more series or classes, separately or together, the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	guarantees;

•	warrants;

•	rights;

•	purchase contracts; and

•	units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the New York Stock Exchange under the symbol “GBX.” On November 2, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $40.17. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the New York Stock Exchange or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers (or through a combination of these methods or any other method as provided in the applicable prospectus supplement), on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

In addition, certain selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we and/or any selling securityholders may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or any selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus, is accurate only as of the date on the front cover of this prospectus, the applicable free writing prospectus supplement or free writing prospectus, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” The Greenbrier Companies is a registered trademark of The Greenbrier Companies, Inc. Gunderson, Maxi-Stack, Auto-Max and YSD are registered trademarks of Gunderson LLC.

THE GREENBRIER COMPANIES, INC.

We are one of the leading designers, manufacturers and marketers of railroad freight car equipment in North America and Europe, a manufacturer and marketer of marine barges in North America, a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a provider of railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership (GBW Joint Venture). We also produce rail castings and tank heads through unconsolidated joint ventures and have a 19.5% ownership stake in a railcar manufacturer in Brazil with an option to acquire an additional 40.5% ownership interest which can be exercised no later than December 30, 2017.

We operate an integrated business model in North America that combines freight car manufacturing, wheel services, repair, refurbishment, retrofitting, component parts, leasing and fleet management services. Our model is designed to provide customers with a comprehensive set of freight car solutions utilizing our substantial engineering, mechanical and technical capabilities as well as our experienced commercial personnel. This model allows us to develop cross-selling opportunities and synergies among our various business segments and to enhance our margins. We believe our integrated model is difficult to duplicate and provides greater value for our customers.

We operate in four reportable segments: Manufacturing; Wheels & Parts; Leasing & Services; and GBW Joint Venture. Financial information about our business segments as well as geographic information is located in Note 19 Segment Information to our Consolidated Financial Statements in our Annual Report on Form 10-K, filed October 30, 2015.

The Greenbrier Companies, Inc., which was incorporated in Delaware in 1981, consummated a merger on February 28, 2006 with its affiliate, Greenbrier Oregon, Inc., an Oregon corporation, for the sole purpose of changing its state of incorporation from Delaware to Oregon. Greenbrier Oregon survived the merger and assumed the name, The Greenbrier Companies, Inc. Our principal executive offices are located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, our telephone number is (503) 684-7000, and our website is located at www.gbrx.com. Other than the documents specifically incorporated by reference into this prospectus, the information contained or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus.

In this prospectus, we refer to common stock, preferred stock, debt securities, warrants, rights, purchase contracts and units collectively as “securities.” Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Greenbrier” and similar references refer to The Greenbrier Companies, Inc., an Oregon corporation, and its wholly-owned subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q as well as any amendments thereto, and in other filings with the SEC, that are incorporated by reference into this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” of Greenbrier within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, statements as to expectations, beliefs and strategies regarding the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	availability of financing sources and borrowing base for working capital, other business development activities, capital spending and leased railcars for syndication (sale of railcars with lease attached);

•	ability to renew, maintain or obtain sufficient credit facilities and financial guarantees on acceptable terms;

•	ability to utilize beneficial tax strategies;

•	ability to grow our businesses;

•	ability to obtain lease and sales contracts which provide adequate protection against attempted modifications or cancellations, changes in interest rates and increased costs of materials and components;

•	ability to obtain adequate insurance coverage at acceptable rates;

•	ability to convert backlog of railcar orders and lease syndication commitments;

•	ability to obtain adequate certification and licensing of products; and

•	short-term and long-term revenue and earnings effects of the above items.

Forward-looking statements are subject to a number of uncertainties and other factors outside our control. The following factors, among others, could cause actual results or outcomes to differ materially from the forward-looking statements:

•	fluctuations in demand for newly manufactured railcars or marine barges;

•	fluctuations in demand for wheels, repair and parts;

•	delays in receipt of orders, risks that contracts may be canceled or modified during their term, not renewed, unenforceable or breached by the customer and that customers may not purchase the amount of products or services under the contracts as anticipated;

•	ability to maintain sufficient availability of credit facilities and to maintain compliance with or to obtain appropriate amendments to covenants under various credit agreements;

•	domestic and global economic conditions including such matters as embargoes or quotas;

•	global political or security conditions in the U.S., Europe, Latin America and the Middle East including such matters as terrorism, war, civil disruption and crime;

•	sovereign risk related to international governments that includes, but is not limited to, governments stopping payments, repudiating their contracts, nationalizing private businesses and assets or altering foreign exchange regulations;

•	growth or reduction in the surface transportation industry;

•	ability to maintain good relationships with our labor force, third party labor providers and collective bargaining units representing our direct and indirect labor force;

•	ability to maintain good relationships with our customers and suppliers;

•	ability to renew or replace expiring customer contracts on satisfactory terms;

•	ability to obtain and execute suitable contracts for leased railcars for syndication;

•	steel and specialty component price fluctuations and availability, scrap surcharges, steel scrap prices and other commodity price fluctuations and availability and their impact on product demand and margin;

•	delay or failure of acquired businesses or joint ventures, assets, start-up operations, or new products or services to compete successfully;

•	changes in product mix and the mix of revenue levels among reporting segments;

•	labor disputes, energy shortages or operating difficulties that might disrupt operations or the flow of cargo;

•	production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, equipment failures, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers;

•	lower than anticipated lease renewal rates, earnings on utilization based leases or residual values for leased equipment;

•	discovery of defects in railcars or services resulting in increased warranty costs or litigation;

•	physical damage, business interruption or product or service liability claims that exceed our insurance coverage;

•	commencement of and ultimate resolution or outcome of pending or future litigation and investigations;

•	natural disasters or severe weather patterns that may affect either us, our suppliers or our customers;

•	loss of business from, or a decline in the financial condition of, any of the principal customers that represent a significant portion of our total revenues;

•	competitive factors, including introduction of competitive products, new entrants into certain of our markets, price pressures, limited customer base, and competitiveness of our manufacturing facilities and products;

•	industry overcapacity and our manufacturing capacity utilization;

•	decreases or write-downs in carrying value of inventory, goodwill, intangibles or other assets due to impairment;

•	severance or other costs or charges associated with lay-offs, shutdowns, or reducing the size and scope of operations;

•	changes in future maintenance or warranty requirements;

•	ability to adjust to the cyclical nature of the industries in which we operate;

•	changes in interest rates and financial impacts from interest rates;

•	ability and cost to maintain and renew operating permits;

•	actions or failures to act by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car regulation;

•	changes in commodity prices, including oil and gas;

•	risks associated with our intellectual property rights or those of third parties, including infringement, maintenance, protection, validity, enforcement and continued use of such rights;

•	expansion of warranty and product support terms beyond those which have traditionally prevailed in the rail supply industry;

•	availability of a trained work force at a reasonable cost and with reasonable terms of employment;

•	availability and/or price of essential raw materials, specialties or components, including steel castings, to permit manufacture of units on order;

•	failure to successfully integrate joint ventures or acquired businesses;

•	discovery of previously unknown liabilities associated with acquired businesses;

•	failure of or delay in implementing and using new software or other technologies;

•	the impact of cybersecurity risks and the costs of mitigating and responding to a data security breach;

•	ability to replace maturing lease and management services revenue and earnings with revenue and earnings from new commercial transactions, including new railcar leases, additions to the lease fleet and new management services contracts;

•	credit limitations upon our ability to maintain effective hedging programs;

•	financial impacts from currency fluctuations and currency hedging activities in our worldwide operations;

•	changes in legislation and increased costs related to health care; and

•	fraud, misconduct by employees and potential exposure to liabilities under the Foreign Corrupt Practices Act and other anti-corruption laws and regulations.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements. In evaluating an investment in our securities, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, and in other filings with the SEC, that are incorporated by reference into this prospectus. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. The ratio of earnings to fixed charges below has been computed by dividing earnings before fixed charges by fixed charges. Earnings before fixed charges consist of earnings (loss) before income tax, noncontrolling interest and equity in unconsolidated subsidiaries, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and the portion of rental expense that we believe is representative of the interest component of lease expense. The ratio calculated below is not the same as the calculation of similarly titled fixed charge coverage ratios required by our existing debt agreements.

	Fiscal Years Ended August 31,
	2015	2014	2013	2012	2011
	(In thousands, except for ratios)
Earnings (loss) before income tax, noncontrolling interest and equity in unconsolidated subsidiaries	$375,713	$220,825	$19,493	$93,979	$14,925
Interest expense	18,975	18,306	19,203	22,474	30,155
Estimated interest portion of rent expense	7,532	8,848	9,010	8,832	8,636

	$402,220	$247,979	$47,706	$125,285	$53,716

Fixed charges	$26,507	$27,154	$28,213	$31,306	$38,791
Ratio of earnings to fixed charges	15.2	9.1	1.7	4.0	1.4

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock or preferred stock, various series of debt securities, guarantees, warrants, rights, and/or purchase contracts to purchase common stock, preferred stock or debt securities, either individually or in units, in one or more offerings, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities including, but not limited to, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	events of default;

•	restriction on transfer, sale or other assignment;

•	security and subordination;

•	terms of modification;

•	terms of settlement;

•	conversion prices; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or update information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

In addition, certain selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. See “Selling Securityholders.”

Common Stock. We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation there are 25,000,000 shares of preferred stock authorized, of which 200,000 have been designated as Series A participating preferred stock. Our board of directors has the authority, without further action by shareholders, to designate the shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. We have not issued any preferred stock.

If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. Convertible preferred stock will be convertible into or exchangeable for our common stock or our other securities at predetermined conversion rates. We may prescribe that conversion of such securities shall be mandatory or at your option. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt and may be secured or unsecured. The senior debt securities will rank equally with any unsubordinated debt. The subordinated debt securities will rank equally with our other subordinated debts. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities at predetermined conversion rates. We may prescribe that conversion of such securities shall be mandatory or at your option.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Guarantees. Our debt securities may be guaranteed. Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed by each of the guarantors named in such prospectus supplement. The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement.

Warrants. We may issue warrants for the purchase of debt or equity securities described in this prospectus in one or more series. We may issue warrants independently or together with any offered securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Rights. We may issue rights for the purchase of debt or equity securities in one or more series. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of rights being offered, as well as the complete rights agreements that contain the terms of the rights. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreements that describes the terms of the rights we are offering, and any supplemental agreements, before the issuance of the related series of rights.

Purchase Contracts. We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, a specified principal amount of debt securities or a specified number of shares of common stock or shares of preferred stock at a future date or dates. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, common stock or preferred stock under the purchase contracts. In this prospectus, we have summarized certain general features of the purchase contracts and purchase units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular purchase contracts or purchase units being offered, as well as the complete purchase contracts relating to the purchase contracts or purchase units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of purchase contracts, and, if applicable, the collateral or depositary arrangements, relating to the purchase contracts or purchase units being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities, rights, purchase contracts and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units being offered.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is a general summary of the terms of our common stock and preferred stock. The description below does not include all of the terms of the common stock and preferred stock and should be read together with our Articles of Incorporation and Bylaws, as amended, copies of which have been filed with the SEC.

General

Under our Articles of Incorporation, we are authorized to issue 75,000,000 shares, of which 50,000,000 have been designated shares of common stock, without par value, and 25,000,000 have been designated shares of preferred stock, without par value, of which 200,000 shares of preferred stock have been designated as Series A participating preferred stock. As of October 30, 2015, 28,616,995 shares of common stock were issued and outstanding. We have not issued any shares of our preferred stock.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. There are no cumulative voting rights. Holders of common stock have no preemptive or conversion rights and are entitled to receive ratable dividends when and if declared by the board of directors out of funds legally available for the payment of dividends, subject to any preferential rights of any then-outstanding preferred stock. There are no redemption or sinking fund provisions applicable to common stock. Subject to the rights of holders of any preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities. Our common stock is listed on the New York Stock Exchange under the symbol “GBX.”

Preferred Stock

The board of directors may, without further action by the shareholders, issue preferred stock in one or more series and fix the rights and preferences of the preferred stock, including voting rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions) and liquidation preferences. The issuance of preferred stock by action of the board of directors could adversely affect the voting power, dividend rights and other rights of holders of common stock. Issuance of a series of preferred stock also could, depending upon the terms of series, impede the completion of a merger, tender offer or other takeover attempt.

Antitakeover Provisions

Our Articles of Incorporation and Bylaws, as currently in effect, contain provisions that may have the effect of delaying, deferring or preventing a change in control of our ownership or management. They provide for:

•	a classified board of directors, with each class containing as nearly as possible one-third of the total number of members of the board of directors and the members of each class serving for staggered three-year terms;

•	a vote of at least 55% of our voting securities to amend, repeal or adopt an inconsistent provision of certain provisions of the Articles of Incorporation;

•	no less than 120 days’ advance notice with respect to nominations of directors or other matters to be voted on by shareholders other than by or at the direction of the board of directors;

•	removal of directors only with cause;

•	the calling of special meetings of shareholders only by the president, a majority of the board of directors or the holders of not less than 25% of all votes entitled to be cast on the matters to be considered at such meeting; and

•	the issuance of preferred stock by the board without further action by the shareholders.

Antitakeover Effects of Provisions of Oregon Law

Oregon Takeover Statute; Hostile Takeovers. The Oregon Control Share Act, or OCSA, regulates the process by which a person may acquire control of certain Oregon-based corporations without the consent and cooperation of the board of directors. The OCSA provisions restrict a shareholder’s ability to vote shares of stock acquired in certain transactions not approved by the board that cause the acquiring person to gain control of a voting position exceeding one-fifth, one-third, or one-half of the votes entitled to be cast in an election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. A corporation may opt out of the OCSA by provision in the corporation’s articles of incorporation or bylaws. We have not opted out of the coverage of the OCSA.

Interested Shareholder Transactions. Except under certain circumstances, the Oregon Business Corporation Act, or OBCA, prohibits a “business combination” between a corporation and an “interested shareholder” within three years of the shareholder becoming an “interested shareholder.” Generally, an “interested shareholder” is a person or group that directly or indirectly owns, controls, or has the right to acquire or control, the voting or disposition of 15% or more of the outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. A “business combination” is defined broadly to include, among others, (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial benefits. A business combination between a corporation and an interested shareholder is prohibited for three years following the date that the shareholder became an “interested shareholder” unless (i) prior to the date the person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

These restrictions placed on interested shareholders by the OBCA do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation’s original articles of incorporation contain a provision expressly electing not to be governed by the applicable section of the OBCA; or (ii) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or articles of incorporation expressly electing not to be governed by the applicable section of the OBCA, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption. We have not elected to be outside the coverage of the applicable sections of the OBCA.

Board Of Directors’ Criteria For Evaluating Business Combinations. Under the OBCA, members of the board of directors of a corporation are authorized to consider certain factors in determining the best interests of the corporation when evaluating any (i) offer of another party to make a tender or exchange offer, (ii) merger or consolidation proposal, or (iii) offer of another party to purchase or otherwise acquire all or substantially all of the assets of the corporation. These factors include the social, legal and economic effects on employees, customers and suppliers of the corporation and on the communities and geographical areas in which the corporation and its subsidiaries operate, the economy of the state and the nation, the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation, and other relevant factors.

Number of Directors; Filling Vacancies

Our Bylaws, as currently in effect, provide that the number of directors shall be nine. The shareholders and the board of directors have the authority to adopt, repeal or amend the bylaws. The affirmative vote of a majority of the total number of votes of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, may remove any director only with cause. Unless previously filled by the holders of at least a majority of the shares of capital stock entitled to vote for the election of directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material features, terms and provisions of any debt securities that we may offer under this prospectus. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As of the date of this prospectus, substantially all of our assets are pledged to secure indebtedness under our existing credit facilities. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We conduct substantially all of our operations through subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures that we will enter into with the trustees named in such senior indentures and subordinated debt securities will be issued under one or more subordinated indentures that we will enter into with the trustees named in such subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to, governed by and qualified under, the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. We use the term “debenture trustee” to refer to either a trustee under a senior indenture or a trustee under a subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indentures will contain the full legal text of the matters described in this section of the prospectus, as applicable. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein or in any prospectus supplement or supplements. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities, the terms of the debt securities being offered, including, but not limited to:

•	the title and series of debt securities;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the principal amount due at maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of common stock, preferred stock or other securities or property and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the terms of any guarantee of the payment of principal, interest and premium, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	the terms of modification;

•	the governing law;

•	whether such debt securities will be guaranteed and the terms thereof; and

•	any other terms of the series of debt securities (which shall not be inconsistent with the provisions of the indentures, except as permitted by a supplemental indenture, but which may modify or delete any provisions of the indentures insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (as determined by us) in connection with the marketing of the debt securities of the series.

Guarantees

Our debt securities may be guaranteed. Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed by each of the guarantors named in such prospectus supplement. The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt or equity securities described in this prospectus, in one or more series. We may issue warrants independently or together with any offered securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that it may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any warrants, the terms of the warrants being offered, including, but not limited to:

•	the title of the warrants;

•	the offering price of securities that include such warrants and aggregate number of warrants offered;

•	the currencies in which the price or prices of the warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price or prices that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant agreement representing the warrants to be exercised together with specified information, and paying the required amount to us in immediately available funds, as provided in the applicable prospectus supplement.

Upon receipt of the required payment and the warrant agreement properly completed and duly executed at our or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant agreement are exercised, then we will issue a new warrant agreement for the remaining amount of warrants. Holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity or debt securities in one or more series. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreements that describes the terms of the rights we are offering, and any supplemental agreements, before the issuance of the related series of rights. The following summaries of material terms and provisions the rights are subject to, and qualified in their entirety by reference to, all the provisions of the rights agreement and any supplemental agreements applicable to a particular series of rights. We urge you to read the applicable prospectus supplements related to the particular series of rights that we may offer under this prospectus, as well as any related free writing prospectuses and the complete rights agreement and any supplemental agreements that contain the terms of the rights.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any rights, the terms of the rights being offered, including, but not limited to:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	the price, if any, for the rights;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt or equity securities upon the exercise of the rights;

•	the number and terms of the underlying debt or equity securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the effect of any merger, consolidation, sale or other disposition of our business on the rights agreements and the rights;

•	the manner in which the rights agreements may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the rights;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price or prices that we describe in the applicable prospectus supplement. Holders of the rights may exercise the rights at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will become void.

Holders of the rights may exercise the rights by delivering the rights agreement representing the rights to be exercised together with specified information, and paying the required amount to us in immediately available funds, as provided in the applicable prospectus supplement.

Upon receipt of the required payment and the rights agreement properly completed and duly executed at our or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the rights represented by the rights agreement are exercised, then we will issue a new rights agreement for the remaining amount of rights. Holders of the rights may surrender securities as all or part of the exercise price for rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, a specified principal amount of debt securities or a specified number of shares of common stock or shares of preferred stock at a future date or dates. The consideration for the debt securities, common stock or preferred stock and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, common stock or preferred stock under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities, rights, purchase contracts and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any series of units, the terms of the series of units being offered, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described herein; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit to the extent comprised of any such security included in each unit, as well as the underlying, relevant securities, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including, among other things, working capital, financing possible acquisitions, repayment of obligations that have matured, and reducing or refinancing indebtedness that may be outstanding at the time of any offering under this prospectus.

We have not specifically allocated the proceeds to those purposes as of the date of this prospectus. Pending these uses, we may invest the net proceeds in short-term, investment-grade securities. The precise amount and timing of the application of proceeds from the sale of securities will depend on our funding requirements and the availability and cost of other funds at the time of sale. Allocation of proceeds of a particular series of securities, or the principal reason for the offering if no allocation has been made, will be described in the applicable prospectus supplement or in any related free writing prospectus.

We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form to “holders” and “indirect holders” or in the form as one or more global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security as described under “—Special Situations When a Global Security Will Be Terminated,” or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments, if any, on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment, if any, or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

PLAN OF DISTRIBUTION

We and/or the selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or the selling securityholders may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise, or directly to one or more purchasers through a specific bidding or auction process, a rights offering, or otherwise, or through a combination of these methods or through any other method described in a prospectus supplement. The offer and sale of the securities described in this prospectus by us and/or the selling securityholders or the underwriters or the third parties described herein may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to such prevailing market prices; or

•	at negotiated prices or in competitively bid transactions.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price or purchase price of the securities and the proceeds we and/or the selling securityholders will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us and/or the selling securityholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the terms of any rights;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The selling securityholders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

We will not receive any of the proceeds from the sale of securities by selling securityholders.

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We and/or the selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

If we and/or the selling securityholders use dealers in the sale of securities, we and/or the selling securityholders will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services.

We and/or the selling securityholders may solicit offers to purchase the securities directly, and we and/or the selling securityholders may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we and/or the selling securityholders use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we and/or the selling securityholders sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We and/or the selling securityholders may sell securities directly or through agents we and/or the selling securityholders designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we and/or the selling securityholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our and/or the selling securityholders’ agent will act on a best-efforts basis for the period of its appointment. We and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling securityholders, and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling securityholders, may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We and/or the selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

We may also make direct sales through rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through rights, the rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement, the documents incorporated by reference or the free writing prospectus with respect to the offer of securities under the rights will set forth the relevant terms of the rights.

We and/or the selling securityholders may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors or other purchasers to purchase our securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we and/or the selling securityholders pay for solicitation of these contracts. We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

We and/or the selling securityholders may provide underwriters, dealers, agents and remarketing firms with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in an applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange under the symbol “GBX.” Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. Any such listing if pursued will be described in the applicable prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities. We cannot guarantee the liquidity of the trading markets for any securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Tonkon Torp LLP, Portland, Oregon and Paul Hastings LLP, New York, New York will pass upon the validity of the securities being offered by this prospectus. Any underwriter, dealer or agent may be advised about issues relating to any offering by its own legal counsel. The name of the law firm or law firms advising any underwriters, dealers or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Greenbrier Companies, Inc. as of August 31, 2015 and 2014, and for each of the years in the three-year period ended August 31, 2015, and management’s assessment of the effectiveness of internal controls over financial reporting as of August 31, 2015, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the website maintained by the SEC at http://www.sec.gov.

You may also obtain free copies of the documents that we file with the SEC by going to the Investors Information section of our website, http://www.gbrx.com. Other than the documents specifically incorporated by reference into this prospectus below, the information contained or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-13146) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2015 filed with the SEC on October 30, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on October 22, 2015, October 30, 2015 (excluding Item 2.02 and Item 7.01) and November 2, 2015;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on November 19, 2014 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended August 31, 2014); and

•	The description of our common stock included in our registration statement on Form 8-A filed with the SEC on June 13, 1994, including all amendments and reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

The Greenbrier Companies, Inc.

One Centerpointe Drive, Suite 200

Lake Oswego, OR 97035

(503) 684-7000

Attn: Secretary

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Rights

Purchase Contracts

Units

PROSPECTUS

November 3, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee	$	*
Legal Fees and Expenses	$	**
Printing and Engraving Expenses	$	**
Trustees’, Registrars and Transfer Agents’ Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Miscellaneous	$	**
Total	$	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these fees and expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Oregon Business Corporation Act, or the OBCA, authorizes the indemnification of a director or officer made party to a proceeding because the director or officer is or was a director or officer against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the director or officer was in good faith, (b) the director or officer reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests, (c) in the case of a criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful, (d) in the case of any proceeding by or in the right of the corporation, if the director or officer was not adjudged liable, and (e) in connection with any other proceeding charging improper personal benefit to the director or officer, if the director or officer was not adjudged liable on the basis that personal benefit was improperly received by the director or officer. The OBCA mandates indemnification for all reasonable expenses incurred by directors and officers made a party to a proceeding because of being a director or officer of the corporation if the individual is wholly successful in the proceeding, on the merits or otherwise. The OBCA also authorizes a court to order indemnification, whether or not the above standards of conduct have been met, if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The Company’s Articles of Incorporation permit, and the Company’s Bylaws require, the Company to indemnify directors and officers to the fullest extent permissible by law.

The OBCA further provides that the articles of incorporation of a corporation may provide that no director shall be personally liable to a corporation or its shareholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any unlawful distribution as defined under the OBCA, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Articles of Incorporation provide that, to the extent permissible by law, no director shall be personally liable to the Company or its shareholders for monetary damages.

In addition to the indemnification and exculpation provided by the Company’s Articles of Incorporation and Bylaws, the Company has entered into an indemnification agreement with its directors and certain officers. The indemnification agreements provide that no director or officer shall have a monetary liability of any kind in respect of the director’s or officer’s errors or omissions in serving the Company or any of its subsidiaries, shareholders or related enterprises, so long as such errors are not shown by clear and convincing evidence to have involved: (i) any breach of the duty of loyalty to such entities; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law; (iii) any transaction from which the director or officer derived an improper personal benefit; (iv) any unlawful corporate distribution; or (v) profits made from the purchase and sale by the director or officer of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934. Furthermore, regardless of the theory of liability asserted and to the fullest extent permitted by law, no director or officer shall have personal liability for (i) punitive, exemplary or consequential damages; (ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained; (iii) fees of attorneys, accountants, expert witnesses or professional consultants; or (iv) civil fines or penalties of any kind or nature whatsoever.

The indemnification agreements also require the Company to indemnify any director or officer who is a party to, or is threatened to be made a party to, any proceeding, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding, if the director or officer: (i) acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Company; and (ii) with respect to any criminal proceeding, the director or officer also had no reasonable cause to believe that his or her conduct was unlawful. If a director or officer is adjudged liable in any proceeding charging a director or officer with improper personal benefit to the director or officer on the basis that personal benefit was improperly received by the director or officer, the Company will not indemnify the director or officer unless the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

The indemnification agreements also provide indemnity to a director or officer in proceedings brought by or in the right of the Company, as long as the director or officer acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company. If a director or officer is adjudged liable to the Company, he or she will not be indemnified unless the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

The Company maintains directors’ and officers’ liability insurance under which the Company’s directors and officers are insured against claims for errors, neglect, breach of duty and other matters.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibit Index—

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement

1.2*	Form of Placement Agent Agreement

3.1	Registrant’s Articles of Incorporation are incorporated herein by reference by Exhibit 3.1 to the Registrant’s Form 10-Q filed April 5, 2006.

3.2	Articles of Merger amending the Registrant’s Articles of Incorporation are incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-Q filed April 5, 2006.

3.3	Registrant’s Bylaws, as amended January 11, 2006, are incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-Q filed April 5, 2006.

Exhibit No.	Exhibit Description

3.4	Amendment to the Registrant’s Bylaws dated October 31, 2006, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 6, 2006.

3.5	Amendment to the Registrant’s Bylaws dated November 6, 2007, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 8, 2007.

3.6	Amendment to the Registrant’s Bylaws dated April 8, 2008, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed April 11, 2008.

3.7	Amendment to the Registrant’s Bylaws dated April 7, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed April 13, 2009.

3.8	Amendment to the Registrant’s Bylaws dated June 8, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed June 10, 2009.

3.9	Amendment to the Registrant’s Bylaws dated June 10, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed June 12, 2009.

3.10	Amendment to the Registrant’s Bylaws, dated October 30, 2012, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 5, 2012.

3.11	Amendment to the Registrant’s Bylaws, dated January 9, 2013, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed January 15, 2013.

3.12	Amendment to the Registrant’s Bylaws, dated October 29, 2013, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed October 31, 2013.

3.13	Amendment to the Registrant’s Bylaws, dated July 1, 2015, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed July 8, 2015.

3.14	Amendment to the Registrant’s Bylaws, dated October 21, 2015, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed October 22, 2015.

3.15	Amendment to the Registrant’s Bylaws, dated October 30, 2015, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 2, 2015.

4.1	Specimen Common Stock Certificate of Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed April 7, 2010 (SEC File Number 333-165924).

4.2	Indenture between the Registrant, the Guarantors named therein and U.S. Bank National Association as Trustee, dated May 22, 2006, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed May 25, 2006.

4.3	Indenture between the Registrant and U.S. Bank National Association, as Trustee, including the form of Global Note attached as Exhibit A thereto, dated April 5, 2011, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed April 5, 2011.

4.4*	Certificate of Designation of Preferred Stock

4.5*	Form of Specimen Preferred Stock Certificate

4.6*	Form of Warrant Agreement (including form of Warrant Certificate)

4.7*	Form of Rights Agreement (including form of Rights Certificate)

4.8*	Form of Unit Agreement (including form of Unit Certificate)

4.9	Senior Debt Indenture

Exhibit No.	Exhibit Description

4.10	Subordinated Debt Indenture

4.11*	Form of Senior Note

4.12*	Form of Guarantee

4.13*	Form of Subordinated Note

4.14*	Form of Purchase Contract

5.1	Opinion of Tonkon Torp LLP

5.2	Opinion of Paul Hastings LLP

12.1	Computation of Ratio of Earnings to Fixed Charges for the years ended August 31, 2015, 2014, 2013, 2012 and 2011.

23.1	Consent of KPMG LLP

23.2	Consent of Tonkon Torp LLP (included in Exhibit 5.1)

23.3	Consent of Paul Hastings LLP (included in Exhibit 5.2)

24	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture

25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to an offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth in the prospectus included in this registration statement or the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on November 3, 2015.

THE GREENBRIER COMPANIES, INC.

By:	/s/ William A. Furman
William A. Furman President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 3, 2015

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Executive Vice President And Chief Financial Officer (Principal Financial Officer)	November 3, 2015

/s/ Adrian J. Downes Adrian J. Downes	Senior Vice President And Chief Accounting Officer (Principal Accounting Officer)	November 3, 2015

/s/ Thomas B. Fargo Thomas B. Fargo	Director	November 3, 2015

/s/ Graeme A. Jack Graeme A. Jack	Director	November 3, 2015

/s/ Duane C. McDougall Duane C. McDougall	Director	November 3, 2015

Signature	Title	Date

/s/ A. Daniel O’Neal Jr. A. Daniel O’Neal Jr.	Director	November 3, 2015

/s/ Charles J. Swindells Charles J. Swindells	Director	November 3, 2015

/s/ Wendy L. Teramoto Wendy L. Teramoto	Director	November 3, 2015

/s/ Donald A. Washburn Donald A. Washburn	Director	November 3, 2015

/s/ Kelly M. Williams Kelly M. Williams	Director	November 3, 2015